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                                                                   Exhibit 23(b)

[DELOITTE & TOUCHE LLP LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. (the "Company") on Form S-3 of our reports dated February 24, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 27, 1996 (the "Annual Report") and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated February 24, 1997, appearing as Exhibit 99 (ii) in the Company's Current Report on Form 8-K dated March 14, 1997, relating to the Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 27, 1996 included in the 1996 Annual Report to Stockholders of the Company.


/s/ Deloitte & Touche LLP


April 10, 1997